INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 20, 1999 appearing in Bion Environmental Technologies, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                 /s/ Ehrhardt Keefe Steiner & Hottman PC
                                 Ehrhardt Keffe Steiner & Hottman PC



November 1, 2000
Denver, Colorado